Exhibit 8.1

List of Principal Subsidiaries and Consolidated Variable Interest Entities

Subsidiaries:	Place of Incorporation
NIO Nextev Limited	Hong Kong
NIO User Enterprise Limited	Hong Kong
XPT Limited	Hong Kong
NIO Power Express Limited	Hong Kong
XPT Inc.	Delaware
NIO Performance Engineering Limited	United Kingdom
NIO GmbH	Germany
NIO USA, Inc.	California
XPT Technology Limited	Hong Kong
NIO Co., Ltd.	PRC
Shanghai NIO Sales and Services Co., Ltd.	PRC
XPT (Jiangsu) Investment Co., Ltd.	PRC
NIO Energy Investment (Hubei) Co., Ltd.	PRC
XPT (Jiangsu) Automotive Technology Co., Ltd.	PRC
Shanghai NIO Energy Technology Co., Ltd.	PRC
Wuhan NIO Energy Co., Ltd.	PRC
XPT (Nanjing) E-Powertrain Technology Co., Ltd.	PRC
XPT (Nanjing) Energy Storage System Co., Ltd.	PRC
XTRONICS (Nanjing) Automotive Intelligence Technologies Co., Ltd.	PRC
Shanghai XPT Technology Co., Ltd.	PRC
Consolidated variable interest entities and their subsidiaries:
Beijing NIO Network Technology Co., Ltd.	PRC
Shanghai Anbin Technology Co., Ltd.	PRC
NIO Technology Co., Ltd.	PRC
Shanghai NIO New Energy Automobile Co., Ltd.	PRC